Exhibit 99.1

Press Release

Manning & Napier to Go Private and Be Acquired by Callodine Group, Driving Next Phase of Growth for the Preeminent Regional Investment Manager

Offer price of $12.85 represents 41% premium to closing stock price

BOSTON, MA and FAIRPORT, NY, April 1, 2022 – Manning & Napier, Inc. (NYSE:MN), (“Manning & Napier” or “the Company”), an experienced investment manager offering comprehensive wealth and asset management services, and Callodine Group, LLC (“Callodine”), a Boston-based asset management firm, today announced they have entered into a definitive agreement under which Manning & Napier will go private and be acquired by Callodine. The purchase price of $12.85 per share of Company common stock represents a 41% premium above the closing price of Manning & Napier common stock on March 31, 2022 and a premium of approximately 55% to Manning & Napier’s volume-weighted average price for the last 90 calendar days. In addition, Callodine will purchase from M&N Holdings, LLC all of the outstanding limited liability company interests in Manning & Napier Group, LLC that the Company does not own at a price per unit of $12.85. The proposed acquisition is expected to close in the third quarter of 2022, contingent upon shareholder approval and other customary closing conditions. Between now and closing, the Company anticipates continuing its regular dividend payment to shareholders.

Callodine is executing the proposed acquisition in partnership with East Asset Management (“EAM”). Manning & Napier Chief Executive Officer, Marc Mayer, will remain in his position and will roll over a significant portion of his currently held shares into the new private company.

Following the close, Manning & Napier will become a wholly owned subsidiary of Callodine, adding an experienced investment management business to Callodine’s growing platform.

Manning & Napier’s management team, investment philosophy and processes, client-facing teams, and stewardship groups are expected to remain in place, and the proposed combination with Callodine is expected to provide capital resources, long-term stability, and additional investment capabilities to drive the firm’s next phase of growth. As part of the Callodine platform, Manning & Napier will continue to focus on delivering superior results for clients while pushing its key strategic initiatives forward.

“Manning & Napier represents a best-in-class investment management firm that we are thrilled to welcome to the Callodine Group platform,” said James Morrow, founder and CEO of Callodine. “Growing up in Rochester, NY and having previously been a shareholder of the Company after its IPO, we know this is a business with a long and proud tradition of delivering outstanding results for clients. We look forward to partnering with the current management team to continue to uphold that standard of excellence.”

“Callodine is a long-term investor with deep roots in upstate and western New York, and a natural fit for us, culturally and strategically,” said Marc Mayer, Chairman and CEO of Manning & Napier. “We view the combination with Callodine as providing significant benefits to all stakeholders. Manning & Napier has been relentlessly focused on client outcomes since our founding more than 50 years ago, and, under the umbrella of Callodine, we will be even better positioned to deliver meaningful outcomes for our clients over the long term. We are grateful for the support of our shareholders and are glad that the combination with Callodine will add further to the strong returns we have generated over the past two years. This partnership will drive our next phase of responsible and thoughtful growth, which will create opportunities for our employees and will further strengthen our ties to our communities.”

Transaction Details

At the closing of the transaction, Manning & Napier will de-register its shares with the SEC and de-list its shares from the New York Stock Exchange.

Executive officers of the Company have entered into a support agreement pursuant to which they have agreed, among other things, to vote their shares of company stock in favor of the transaction, subject to certain conditions. These stockholders currently represent approximately 10% of the current outstanding voting power of the Manning & Napier common stock.

Consistent with the Manning & Napier Board’s commitment to maximizing stockholder value, under the terms of the definitive merger agreement, Manning & Napier Board and advisors may actively initiate, solicit and consider alternative acquisition proposals during a 40-day “go shop” period. Manning & Napier has the right to terminate the merger agreement to accept a superior proposal during the go-shop period, subject to the terms and conditions of the merger agreement. During this process, Callodine will have certain information and “matching” rights to increase its offer price to match or exceed any otherwise superior proposals. There can be no assurances that this process will result in a superior proposal, and Manning & Napier does not intend to disclose developments with respect to this solicitation process unless and until Manning & Napier’s Board makes a determination requiring further disclosure.

Additional details and information about the terms and conditions of the acquisition will be available in a current report on Form 8-K to be filed by Manning & Napier with the Securities and Exchange Commission.

PJT Partners served as financial advisor and Gibson, Dunn & Crutcher LLP served as legal counsel to Manning & Napier. Manning & Napier’s management team was represented by Morgan, Lewis & Bockius LLP.

Wells Fargo Securities, LLC served as lead financial advisor to Callodine. Aviditi Advisors and MSI Capital Management, LLC also served as financial advisors and Sidley Austin LLP served as legal counsel to Callodine.

About Callodine Group

Callodine Group is an asset management platform with approximately $2 billion in assets that specializes in yield-oriented investment strategies. The firm has the ability to invest across the capital structure in multiple asset classes and pursues income-oriented investments with high cash yields and the potential for equity-like returns. Callodine’s asset management subsidiaries target investment strategies across public equities, private credit and real estate on behalf of their individual and institutional investor clients. For additional information about the firm, please visit Callodine’s website at www.callodine.com.

About East Asset Management

Formed in 2010, East Asset Management (“EAM”) is dedicated to investing in private & public market securities and has formed multiple investment vehicles that provide capital to a variety of industries including energy, media, real estate, asset management, and sports and entertainment. EAM is an entity owned by Terrence and Kim Pegula, owners of Pegula Sports & Entertainment, the management company streamlining key business areas across all Pegula family-owned sports and entertainment properties including the Buffalo Bills, Buffalo Sabres, Buffalo Bandits, Rochester Nighthawks, Rochester Americans, Harborcenter, Black River Entertainment and ADPRO Sports. East Asset Management is a strategic investor in Callodine Group.

About Manning & Napier, Inc.

Manning & Napier (NYSE: MN) provides a broad range of investment solutions through separately managed accounts, mutual funds, and collective investment trust funds, as well as a variety of consultative services that complement our investment process. Founded in 1970, we offer equity and fixed income strategies, as well as a range of blended asset portfolios, including life cycle funds. We serve a diversified client base of high-net-worth individuals and institutions, including 401(k) plans, pension plans, Taft-Hartley plans, endowments and foundations. For many of these clients, our relationship goes beyond investment management and includes customized solutions that address key issues and solve client-specific problems. We are headquartered in Fairport, NY and had 279 employees as of December 31, 2021.

Additional Information and Where to Find It

In connection with the proposed transaction, Manning & Napier, Inc. (the “Company”) expects to file a proxy statement, as well as other relevant materials, with the Securities and Exchange Commission (the “SEC”). This communication is not intended to be, and is not, a substitute for the proxy statement or any other document that the Company may file with the SEC in connection with the proposed transaction. WE URGE INVESTORS TO READ THE PROXY STATEMENT AND THESE OTHER MATERIALS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Investors will be able to obtain free copies of the proxy statement (when available) and other documents that will be filed by the Company with the SEC at http://www.sec.gov, the SEC’s website, or from the Company’s website (http://ir.manning-napier.com). In addition, the proxy statement and other documents filed by the Company with the SEC (when available) may be obtained from the Company free of charge by directing a request to Investor Relations at http://ir.manning-napier.com.

Participants in the Solicitation

The Company, its directors and certain of its officers and employees, may be deemed to be participants in the solicitation of proxies from Company stockholders in connection with the proposed transaction. Information about the Company’s directors and executive officers is set forth in its definitive proxy statement for its 2021 annual meeting of shareholders filed with the SEC on April 29, 2021. To the extent the holdings of Company securities by the Company’s directors and executive officers have changed since the amounts set forth in the proxy statement for its 2021 annual meeting of shareholders, such changes have been or will be reflected on Statements of Change in Ownership on Form 4 filed with the SEC. These documents may be obtained free of charge at the SEC’s web site at www.sec.gov and on the Investor Relations page of the Company’s website located at http://ir.manning-napier.com. Additional information regarding the interests of participants in the solicitation of proxies in connection with the proposed transaction will be included in the proxy statement and other relevant materials the Company may file with the SEC.

Forward-Looking Statements

This communication includes statements that are forward-looking statements made pursuant to the safe harbor provisions of the Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements regarding the proposed acquisition of the Company, stockholder and other approvals, the expected timetable for completing the proposed transaction and any other statements regarding the Company’s future expectations, beliefs, plans, objectives, financial conditions, assumptions or future events or performance that are not historical facts. This information may involve risks and uncertainties that could cause actual results to differ materially from such forward-looking statements. These risks and uncertainties include, but are not limited to: failure to obtain the required vote of the Company’s stockholders; the timing to consummate the proposed transaction; satisfaction of the conditions to closing of the proposed transaction may not be satisfied; the risk that a regulatory approval that may be required for the proposed transaction is not obtained or is obtained subject to conditions that are not anticipated; the diversion of management’s time on transaction-related issues.

All statements, other than statements of historical fact, including statements regarding guidance, industry prospects, future results of operations or financial position, expected sources of incremental margin, strategy, financing needs, future capital expenditures and the outcome or effect of ongoing litigation, should be considered forward looking statements made in good faith by the Company, as applicable, and are intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. When used in this communication, or any other documents, words such as “anticipate,” “believe,” “estimate,” “expect,” “forecast,” “goal,” “intend,” “objective,” “plan,” “project,” “seek,” “strategy,” “target,” “will” and similar expressions are intended to identify forward looking statements. These forward looking statements are based on the beliefs and assumptions of management at the time that these statements were prepared and are inherently uncertain. Such forward looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied in the forward looking statements. These risks and uncertainties, as well as other risks and uncertainties that could cause our actual results to differ materially from those expressed in the forward looking statements, are described in greater detail under the heading “Item 1A. Risk Factors” on Form 10-K for the year ended December 31, 2021 and in any other SEC filings made by the Company. The company cautions that these risks and factors are not exclusive. Management cautions against putting undue reliance on forward-looking statements or projecting any future results based on such statements or present or prior earnings levels. Forward-looking statements speak only as of the date of this communication, and the Company does not undertake any obligation to update or supplement any forward-looking statements to reflect actual results, new information, future events, changes in its expectations or other circumstances that exist after the date as of which the forward-looking statements were made.

Media Contacts

Nicole Kingsley Brunner

Manning & Napier, Inc.

585-325-6880

nbrunner@manning-napier.com

Tyler Bak

Callodine Group

Phone: 617-880-7491

Email: ir@callodine.com

Kiki O’Keeffe

Prosek Partners on behalf of Manning & Napier

Phone: 203-915-4936

Email: kokeeffe@prosek.com

Investor Contacts

Brian Schaffer

Prosek Partners on behalf of Manning & Napier

646-818-9229

bschaffer@prosek.com

Alex Jorgensen

Prosek Partners on behalf of Manning & Napier

646-818-9059

ajorgensen@prosek.com